Administration Agreement

State of Georgia

This Administration Agreement, hereinafter referred to as "Agreement," is entered into and made effective as of the date set forth at the end of this document by and between the following parties:

DATACOM WARRANTY CORP., a corporation, incorporated under the laws of the state of Georgia, having its principal place of business at the following address:

4080 MCGINNIS FERRY RD

SUITE 502

ALPHARETTA, GA 30005 and

WATER NOW INC., a corporation, incorporated under the laws of the state of Texas, having its principal place of business at the following address:

4145 TRAVIS STREET

SUITE 201

DALLAS. TEXAS 75204

Hereinafter, "Client" will refer to and be used to describe the following party: WATER NOW INC.

"Service Provider" will refer to and be used to describe the following party: DATACOM WARRANTY CORP. Client and Service Provider may be referred to individually as "Party" and collectively as the "Parties."

RECITALS:

WHEREAS, Client wishes to retain the Services (as defined below) of Service Provider;

WHEREAS, Service Provider has the skills, qualifications, and expertise required to provide the

Services to the Client;

WHEREAS, Service Provider wishes to render such Services to Client.

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NOW, therefore, in consideration of the promises and covenants contained herein, as we// as other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties do hereby agree as follows:

Article 1 - DEFINITIONS:

As used in this Agreement:

A)                       "Services" shall be used to refer to the following specific services that the Service Provider will provide to the Client under the terms and conditions set forth herein:

ADMINISTRATION OF MANUFACTURER'S WARRANTIES FOR THE WATER NOW

MACHINE. EACH MACHINE WARRANTY WILL BE FOR 12 MONTHS FROM SHIP DATE.

B)                       "Commencement Date" shall be used to refer to the date the Service Provider begins work on the Services for the Client. The Commence Date shall be __________.

C)                       "Completion Date" shall be used to refer to the date that the Service Provider will complete or cease the provision of Services to the Client. The Completion Date is currently unknown, and for the purposes of this Agreement, will mean the date in the future that the Service Provider has completed the rendering of all services to the Client.

D)                       "Fees" shall be used to refer to the payment Client will pay to Service Provider for the rendering of the Services. Specifically, the fees shall be as follows:

$30.00 (THIRTY dollars), as a fixed fee for all WATER NOW MACHINES SHIPPED

Article 2 - AGREEMENT:

Subject to the terms and conditions of this Agreement, Service Provider hereby agrees to render the Services to Client, beginning on the Commencement Date and ending on the Completion date, , and Client agrees to pay Service Provider the Fees required for the Services.

Article 3 - LOCATION:

Service Provider will render the Services anywhere the Service Provider considers appropriate to the type and nature of the work required to complete the Services.

Article 4 - SUBCONTRACTORS

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The Service Provider shall be permitted to use subcontractors in the provision of Services to the Client. The Service Provider shall be responsible for the work of a subcontractor whose work shall be undertaken to the same standard as required by this Agreement. However, the Parties acknowledge and agree that some subcontractors have their own terms and conditions on which they trade and which are more restrictive than the provisions in this Agreement. For example, without limiting the generality of the foregoing, a subcontractor may have more restrictive wording as to the standard it will meet in work it performs (as to timing or quality), what is to happen if that standard is not met, and the restriction and exclusion of liability. Where the terms and conditions of a subcontractor are more restrictive or exclusory than the provisions of this Agreement, the Parties agree that work provided by a subcontractor will be governed by the terms and conditions of the subcontractor rather than the provisions of this Agreement.

Article 5 - STAFF OR EMPLOYEES:

The Service Provider may use any staff or employees that the Service Provider deems fit and capable in the provision of the Services to the Client.

Article 6 - FEES:

The Client agrees to pay the Service Provide the required Fees, as outlined elsewhere in this Agreement, for the provision of the Services, subject to the following terms and conditions:

A)                        Invoice Interval: The Service Provider will be entitled to invoice the client at the following time period: Monthly.

B)    Invoice Period: The Client shall have the following time period in which to pay the Service Provider's invoice:

EACH MONTH CLIENT WILL PROVIDE SERVICE PROVIDER A LIST OF SERIAL NUMBERS OF ALL MACHINES SHIPPED WITH NAME AND CONTACT OF PURCHASER. A CHECK FOR

$30.00 FOR EACH MACHINE WILL BE TRANSFERRED TO SERVICE PROVIDER'S BANK ACCOUNT

C) Method of Payment: Service Provider will accept the following forms of payment:

BANK TRANSFER.

D)                        Expenses: The Service Provider is responsible for the management and payment of any and all expenses incurred in the rendering of the Services and is not permitted to charge is any such expenses back to the Client.

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E) Penalties: If the Client does not pay the invoiced and required amount by the date stated in the invoice or as otherwise provided for in this Agreement, the Service Provider shall be entitled to:

l) require Client to pay for the Services, or any remaining part of the Services, in advance;

Il) Cease performance of the Services completely or until payment is made, at the Service Provider's sole and exclusive discretion.

F) Tax Statement: Any and all charges payable under this Agreement are exclusive of taxes, surcharges, or other amounts assessed by state or federal governments. Taxes imposed upon or required to be paid by Client or Service Provider shall be the sole and exclusive responsibility of each, respectively.

Article 7 - CLIENT OBLIGATIONS:

During the provision of the Services, the Client hereby agrees to:

A)                       Cooperate with the Service Provider for anything the Service Provider may reasonably require;

B)                        Provide any information and/or documentation needed by the Service Provider relevant to the provision of Services or payment for the provision of Services;

C)                        Require any staff or agents of the Client to co-operate with and assist the Service Provider as the Service Provider may need;

Article 8 - INTELLECTUAL PROPERTY:

In accordance with the terms and conditions of this Agreement, the Service Provider may create certain intellectual property ("Created IP"), including, but not limited to, plans, drawing, specifications, reports, advice, analyses, designs, methodologies, code, artwork, or any other intellectual property as required to render the provision of Services to the Client. Unless the Parties otherwise agree, any such Created IP generated by the Service Provider in connection with the provision of Services to the Client shall belong to the Client.

Any intellectual property provided by the Client to the Service Provider to assist in the provision of Services, that was not created by Service Provider pursuant to this Agreement, shall belong to the Client. Any ancillary intellectual property belonging to the Service Provider, provided or shown to the Client in any way, that was not created by the Service Provider pursuant to this Agreement, shall belong to the Service Provider.

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Article 9 - CONFIDENTIALITY:

Each Party hereby acknowledges and agrees that they and the other party each possess certain non-public Confidential Information (as hereinafter defined) and may also possess Trade Secret Information (as hereinafter defined) (collectively the "Proprietary Information") regarding their business operations and development. The Parties agree that the Proprietary Information is secret and valuable to each of their respective businesses and the Parties have entered into a business relationship, through which they will each have access to the other party's Proprietary Information. Each of the Parties desires to maintain the secret and private nature of any

Proprietary Information given. "Receiving Party" refers to the Party that is receiving the Proprietary Information and "Disclosing Party" refers to the Party that is disclosing the Proprietary Information.

A)                        Confidential Information refers to any information which is confidential and commercially valuable to either of the Parties. The Confidential Information may be in the form of documents, techniques, methods, practices, tools, specifications, inventions, patents, trademarks, copyrights, equipment, algorithms, models, samples, software, drawings, sketches, plans, programs or other oral or written knowledge and/or secrets and may pertain to, but is not limited to, the fields of research and development, forecasting, marketing, personnel, customers, suppliers, intellectual property and/or finance or any other information which is confidential and commercially valuable to either of the Parties.

Confidential Information may or may not be disclosed as such, through labeling, but is to be considered any information which ought to be treated as confidential under the circumstances through which it was disclosed.

Confidential Information shall not mean any information which:

I)            is known or available to the public at the time of disclosure or became known or available after disclosure through no fault of the Receiving Party;

II) is already known, through legal means, to the Receiving Party;

III) is given by the Disclosing Party to third parties, other than the Receiving Party, without any restrictions;

IV)         is given to the Receiving Party by any third party who legally had the Confidential Information and the right to disclose it; or

V)           is developed independently by the Receiving Party and the Receiving Party can show such independent development.

B) "Trade Secret Information" shall be defined specifically as any formula, process, method, pattern, design or other information that is not known or reasonably ascertainable by the

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public, consumers, or competitors through which, and because of such secrecy, an economic or commercial advantage can be achieved.

C) Both Parties hereby agree they shall:

I)            Not disclose the Proprietary Information via any unauthorized means to any third parties throughout the duration of this Agreement and the Parties' relationship with each other;

Il) Not disclose the Confidential Information via any unauthorized means to any third parties for a period of 3 (three) years following the termination of this Agreement;

Ill) Not disclose the Trade Secret Information forever, or for as long as such information remains a trade secret under applicable law, whichever occurs first, to any third party at any time;

IV) Not use the Confidential Information or the Trade Secret Information for any purpose except those contemplated herein or expressly authorized by the Disclosing Party.

Article 10 - COMPETITION

During the course of this Agreement and for a period of one year following the termination of this Agreement, the Service Provider agrees to refrain from engaging, directly or indirectly, in any form of commercial competition (including, but not limited to, through business, marketing, investment or financial activities) with the Client. The Service Provider, as well as their employees, agents, and/or representatives, agree not to engage in any form of commercial competition either single-handedly or through the employment or contracting with a third-party or organization. Specifically, the Service Provider shall not:

A) Use any of the Proprietary Information directly or indirectly to procure a commercial advantage over the Client or otherwise use any designs, ideas or concepts created by or belonging to the Client without the express written consent of the Client;

B)  Solicit the clients or customers of the Client to provide services or supply goods to them of the same or a similar type to those provided by the Client during the course of this Agreement and for a period of one year following the termination of this Agreement;

C)  Endeavour to entice away from the Client or employ or offer to employ any person who is employed by the Client during the term of this Agreement and for one year following the termination of this Agreement, whether or not the person would commit a breach of his or her contract of employment by being enticed or accepting employment with them. This prohibition shall not apply to the recruitment of any such employee who has answered a bona fide advertisement or been recruited by an agency to the Service Provider, if the Service Provider has not given directly or indirectly any form of encouragement to that employee to do so.

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Article 11 - WARRANTIES:

The Service Provider represents and warrants that it will perform the Services using reasonable care and skill for a Service Provider in their field and that any end products or materials given by the Service Provider to the Client under the terms and conditions of this Agreement will not infringe on or violate the intellectual property rights or any other right of any third party.

Article 12 - LIMITATION OF LIABILITY

Except in cases of death or personal injury caused by either party's negligence, either party's liability in contract, tort or otherwise arising through or in connection with this Agreement or through or in connection with the completion of obligations under this Agreement shall be limited to Fees paid by the Client to the Service Provider.

To the extent it is lawful, neither Party shall be liable to the other Party in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by that other Party of an indirect or consequential nature including without limitation any economic loss, data loss, loss of goodwill, or other loss of turnover, profits, or business.

Article 13 - INDEMNITY:

Client hereby agrees to indemnify Service Provider, and all of Service Provider's agents, employees, and representatives against any and all damage, liability, and loss, as well as legal fees and costs incurred, as a result of the Services rendered this Agreement or any transaction or matter connected with the Services or the relationship between Service Provider and client. This clause shall not be read to provide indemnification for any Party in the event that a competent court of law, rendering a final judgment, holds that the bad faith, gross negligence, or willful misconduct of the Party caused the damage, liability, or loss.

Article 14 - TERMINATION:

A)              This Agreement may be terminated be either party, upon notice in writing:

I) if the other party commits a material breach of any term of this Agreement that is not capable of being remedied within fourteen (14) days or that should have been remedied within fourteen (14) days after a written request and was not;

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II) if the other party becomes unable to perform its duties hereunder, including a duty to pay or a duty to perform;

III) if the other party or its employees or agents engage in any conduct prejudicial to the business of the other, or in the event that either party considers that a conflict or potential conflict of interest has arisen between the parties.

B)               This Agreement may be terminated by the Service Provider if the Client fails to pay any requisite Fees within seven (7) days after the date they are due. The Service Provider may terminate the Agreement immediately, with no notice period, in writing.

If this Agreement is terminated before the expiration of its natural term, Client hereby agrees to pay for all Services rendered up to the date of termination, and for any and all expenditure due for payment after the date of termination for commitments reasonably made and incurred by Service Provider related to the rendering of Services prior to the date of termination.

Any termination of under this subpart shall not affect the accrued rights or liabilities of either Party under this Agreement or at law and shall be without prejudice to any rights or remedies either Party may be entitled to. Any provision or subpart of this Agreement which is meant to continue after termination or come into force at or after termination shall not be affected by this subpart.

Article 15 - RELATIONSHIP OF THE PARTIES:

The Parties hereby acknowledge and agree that nothing in this Agreement shall be deemed to constitute a partnership, joint venture, agency relationship or otherwise between the Parties and that this Agreement is for the sole and express purpose of the rendering of the specific Services by the Service Provider to the client under the terms and conditions herein.

Article 16 - GENERAL PROVISIONS:

A)GOVERNING LAW: This Agreement shall be governed in all respects by the laws of the state of Georgia and any applicable federal law. Both Parties consent to jurisdiction under the state and federal courts within the state of Georgia. The Parties agree that this choice of law, venue, and jurisdiction provision is not permissive, but rather mandatory in nature.

B) LANGUAGE: All communications made or notices given pursuant to this Agreement shall be in the English language.

C) ASSIGNMENT: This Agreement, or the rights granted hereunder, may not be assigned, sold, leased or otherwise transferred in whole or part by either Party.

D)AMENDMENTS: This Agreement may only be amended in writing signed by both Parties.

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E) NO WAIVER: None of the terms of this Agreement shall be deemed to have been waived by any act or acquiescence of either Party. Only an additional written agreement can constitute waiver of any of the terms of this Agreement between the Parties. No waiver of any term or provision of this Agreement shall constitute a waiver of any other term or provision or of the same provision on a future date. Failure of either Party to enforce any term of this Agreement shall not constitute waiver of such term or any other term.

F)  SEVERABILITY: If any provision or term of this Agreement is held to be unenforceable, then this Agreement will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the remaining terms and provisions, which shall be enforced as if the offending term or provision had not been included in this Agreement.

G)PUBLIC ANNOUNCEMENT: Neither Party will make any public announcement or disclosure about the existence of this Agreement or any of the terms herein without the prior written approval of the other Party.

H) ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior or contemporaneous understandings, whether written or oral.

I) HEADINGS: Headings to this Agreement are for convenience only and shall not be construed to limit or otherwise affect the terms of this Agreement.

J)  COUNTERPARTS: This Agreement may be executed in counterparts, all of which shall constitute a single agreement. If the dates set forth at the end of this document are different, this Agreement is to be considered effective as of the date that both Parties have signed the agreement, which may be the later date.

K)                        FORCE MAJEURE: Service Provider is not liable for any failure to perform due to causes beyond its reasonable control including, but not limited to, acts of God, acts of civil authorities, acts of military authorities, riots, embargoes, acts of nature and natural disasters, and other acts which may be due to unforeseen circumstances.

L) NOTICES ELECTRONIC COMMUNICATIONS PERMITTED: i) Any notice to be given under this Agreement shall be in writing and shall be sent by first class mail, air mail, or e-mail, to the address of the relevant Party set out at the head of this Agreement, or to the relevant email address set out below or other email address as that Party may from time to time notify to the other Party in accordance with this clause. The relevant contact information for the Parties is as follows:

Service Provider:

RBRYAN@DWCREVENUE.COM

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Client:

MDYOS@WATERNOW.COM

Notices sent as above shall be deemed to have been received 3 working days after the day of posting (in the case of inland first class mail), or 7 working days after the date of posting (in the case of air mail), or next working day after sending (in the case of e-mail).

In proving the giving of a notice it shall be sufficient to prove that the notice was left, or that the envelope containing the notice was properly addressed and posted, or that the applicable means of telecommunication was addressed and dispatched and dispatch of the transmission was confirmed and/or acknowledged as the case may be.

EXECUTION:

Name: DATACOM WARRANTY CORP.

Representative Name: RUSTY BRYAN

Representative Title: FOUNDER

Date: JULY 29, 2017

Name: WATER NOW INC.

Representative Name:

Representative Title:

Date:

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